Exhibit 99.1

LHC Group announces third quarter 2021 financial results

Increases full year 2021 revenue guidance

LAFAYETTE, La., Nov. 3, 2021 /PRNewswire/ -- LHC Group, Inc. (NASDAQ: LHCG) announced its financial results for the quarter ended September 30, 2021.

Third Quarter 2021 Financial Results

  Net service revenue increased 6.6% to $565.5 million.
  Net income attributable to LHC Group's common stockholders was $27.7 million, or $0.88 per diluted share.
  Adjusted net income attributable to LHC Group's common stockholders was $45.7 million, or $1.45 adjusted earnings per diluted share.
  Adjusted EBITDA, less non-controlling interest, was $68.8 million.

A reconciliation of all non-GAAP financial results in this release appears on pages 11-12.

Operational and Strategic Highlights

  Year-to-date, LHC Group has closed on the acquisition of approximately $300 million in annualized revenue. This M&A activity, which brought the Company's national footprint to 917 locations in 37 states and the District of Columbia, compares favorably to $37.8 million acquired in 2020 and $114.3 million acquired in 2019.
  The Company currently expects the $300 million of acquired annualized revenue in 2021 to generate an incremental EBITDA contribution in 2022 in a range of $20 million to $25 million.
  LHC Group increased its 2021 revenue guidance previously issued on October 18, 2021 to reflect the completion of the acquisition of home health, hospice, and therapy assets from the HCA Healthcare and Brookdale Healthcare Services Venture on November 1, 2021. The Company now expects net service revenue of $2.215 billion to $2.220 billion (compared with $2.200 billion to $2.205 billion previously). The Company affirmed its expectations for adjusted EBITDA, less non-controlling interest, of $265 million to $270 million, and adjusted earnings per diluted share of $5.75 to $5.85.
  Organic growth in home health admissions increased 3.6% in the third quarter of 2021 as compared to the third quarter of 2020.
  Non-Medicare episodic organic growth in home health admissions increased by 11.6% in the third quarter of 2021 compared with the same period in 2020.
  Organic growth in hospice admissions increased 0.1% in the third quarter of 2021 as compared to the third quarter of 2020 and increased sequentially by 3.3% in the third quarter of 2021 over the second quarter of 2021.
  LHC Group has experienced improving operating trends to date in the fourth quarter of 2021. All locations temporarily closed due to Hurricane Ida have reopened; the percentage of clinicians on quarantine has declined to 1.8% as of November 1, 2021; new COVID cases have quickly declined after spiking in the third quarter of 2021; and average daily Home Health census for October 2021 increased 1,164 to 85,422, up 1.4% compared with the third quarter of 2021.
  LHC Group continues to be an industry leader in quality and patient satisfaction. Recent data provided in September 2021 by Strategic Healthcare Programs (SHP) shows that the company's overall home health quality star rating improved to 4.43 as compared to 4.39 in June 2021 and to an overall home health quality star rating of 4.23 in the last published data from the Centers for Medicare and Medicaid Services (CMS) in October 2020.

Commenting on the results, Keith G. Myers, LHC Group's Chairman and Chief Executive Officer, said, "Despite the temporary headwinds we encountered in the third quarter, our improving operating trends to date in the fourth quarter, combined with a record level of M&A activity, have positioned us to deliver strong year-over-year growth for 2021 and beyond. There is a fundamental shift underway that is rapidly transforming and prioritizing the delivery of high-quality care in patients' homes or places of residence. Consumer preference, along with the rapidly increasing recognition that high quality services provided in a patient's home or place of residence can deliver equal or better outcomes at significantly lower costs than alternative inpatient post-acute settings, will continue to provide significant growth opportunities for our industry. We are confident that LHC Group, with our industry leading quality outcomes and patient satisfaction along with our strong financial position, will benefit from continued M&A activity and substantially increasing organic growth in patient admissions across our expanding footprint for many years to come."

Revenues in the third quarter of 2021 totaled $565.5 million, compared to $530.7 million in the third quarter of 2020. Net income attributable to LHC Group, Inc. totaled $27.7 million, or $0.88 per diluted share, compared to $14.5 million, or $0.46 per diluted share, in the third quarter of 2020.

For the third quarter of 2021, adjusted net income attributable to LHC Group's common stockholders totaled $45.7 million, or $1.45 per diluted share, compared to $51.3 million, or $1.63 per diluted share, in the third quarter of 2020. For the third quarter of 2021, Adjusted EBITDA totaled $68.8 million, compared to $74.5 million in the third quarter of 2020. Adjusted net income attributable to LHC Group's common stockholders and Adjusted EBITDA are non-GAAP financial measures. A table providing reconciliation of these non-GAAP financial results is provided in this release on pages 11-12.

Full Year 2021 Guidance
The Company increased its 2021 revenue guidance previously issued on October 18, 2021 to reflect the completion of the acquisition of home health, hospice, and therapy assets from the HCA Healthcare and Brookdale Healthcare Services Venture on November 1, 2021. The Company now expects net service revenue of $2.215 billion to $2.220 billion (compared with $2.200 billion to $2.205 billion previously). The Company affirmed its expectations for adjusted EBITDA, less non-controlling interest, of $265 million to $270 million, and adjusted earnings per diluted share of $5.75 to $5.85. At the midpoint, the full year 2021 guidance implies a 7.5% increase in net service revenue, a 12.1% increase in adjusted EBITDA, and a 15.8% increase in adjusted EPS compared with 2020.

The Company's guidance ranges reflect a number of assumptions that are subject to change based on uncertainties related to the impact of the COVID-19 pandemic. The Company's guidance ranges do not take into account the impact of future COVID-19 related costs and expenses. The Company is estimating COVID-19 related costs and expenses of approximately $45 million in the full year of 2021.

The Company's guidance ranges also do not take into account reimbursement changes if any, future acquisitions if made, de novo locations if opened, location closures if any, or future legal expenses if necessary. Please refer to the supplemental information that can be found under Financial Results on the Company's Investor Relations page to access more detailed guidance assumptions.

Conference Call
LHC Group will host a conference call on Thursday, November 4, 2021, at 9:00 a.m. Eastern time to discuss its third quarter 2021 results. The toll-free number to call for this interactive teleconference is (877) 407-9208 (international callers: (201) 493-6784). A telephonic replay of the conference call will be available through midnight on Thursday, November 11, 2021, by dialing (844) 512-2921 (international callers: (412) 317-6671) and entering confirmation number 13723484.

The Company has posted supplemental financial information on the third quarter results that it will reference during the conference call. The supplemental information can be found under Quarterly Results on the Company's Investor Relations page. A live webcast of LHC Group's conference call will be available under the Investor Relations section of the Company's website, www.LHCGroup.com. A one-year online replay will be available approximately one hour following the conclusion of the live broadcast.

About LHC Group, Inc.
LHC Group, Inc. is a national provider of in-home healthcare services and innovations for communities around the nation, offering quality, value-based healthcare to patients primarily within the comfort and privacy of their home or place of residence. The company's 30,000 employees deliver home health, hospice, home and community-based services, and facility-based care in 37 states and the District of Columbia – reaching 60 percent of the U.S. population aged 65 and older. Through Imperium Health, the company's ACO management and enablement company, LHC Group helps partners improve both savings and patient outcomes with a value-based approach. As the preferred joint venture partner for more than 400 leading U.S. hospitals and health systems, LHC Group works in cooperation with providers to customize each partnership and reach more patients and families with an effective and efficient model of care.

Forward-looking Statements
This press release contains "forward-looking statements" (as defined in the Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of the Company, or anticipated benefits of the transaction. Words such as "anticipate," "expect," "project," "intend," "believe," "will," "estimates," "may," "could," "should" and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to: our 2021 revenue and earnings guidance, statements about the benefits of the acquisition, including anticipated earnings accretion, synergies and cost savings and the timing thereof; the Company's plans, objectives, expectations, projections and intentions; and other statements relating to the transaction that are not historical facts. Forward-looking statements are based on information currently available to the Company and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the acquisition, these risks, uncertainties and factors include, but are not limited to: the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on integration-related issues; and the risk that costs associated with the integration of the businesses are higher than anticipated. With respect to the Company's businesses, these risks, uncertainties and factors include, but are not limited to: changes in, or failure to comply with, existing government regulations that impact the Company's businesses; legislative proposals for healthcare reform; the impact of changes in future interpretations of fraud, anti-kickback, or other laws; changes in Medicare and Medicaid reimbursement levels; changes in laws and regulations with respect to Accountable Care Organizations; changes in the marketplace and regulatory environment for Health Risk Assessments; decrease in demand for the Company's services; the potential impact of the transaction on relationships with customers, joint venture and other partners, competitors, management and other employees, including the loss of significant contracts or reduction in revenues associated with major payor sources; ability of customers to pay for services; risks related to any current or future litigation proceedings; potential audits and investigations by government and regulatory agencies, including the impact of any negative publicity or litigation; the ability to attract new customers and retain existing customers in the manner anticipated; the ability to hire and retain key personnel; increased competition from other entities offering similar services as offered by the Company; reliance on and integration of information technology systems; ability to protect intellectual property rights; impact of security breaches, cyber-attacks or fraudulent activity on the Company's reputation; the risks associated with assumptions the parties make in connection with the parties' critical accounting estimates and legal proceedings; the risks associated with the Company's expansion strategy, the successful integration of recent acquisitions, and if necessary, the ability to relocate or restructure current facilities; and the potential impact of an economic downturn or effects of tax assessments or tax positions taken, risks related to goodwill and other intangible asset impairment, tax adjustments, anticipated tax rates, benefit or retirement plan costs, or other regulatory compliance costs.

Many of these risks, uncertainties and assumptions are beyond the Company's ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the Company on the date they are made, and the Company does not undertake any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release. The Company does not give any assurance (1) that the Company will achieve its guidance or expectations, or (2) concerning any result or the timing thereof. All subsequent written and oral forward-looking statements concerning the transaction or other matters and attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data) (Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash	$29,516	$286,569
Receivables:
Patient accounts receivable	333,088	301,209
Other receivables	21,543	11,522
Total receivables	354,631	312,731
Prepaid taxes	12,509	—
Prepaid income taxes	11,575	—
Prepaid expenses	22,048	22,058
Other current assets	21,320	25,664
Total current assets	451,599	647,022
Property, building and equipment, net of accumulated depreciation of $94,344 and $82,721, respectively	150,909	138,366
Goodwill	1,603,360	1,259,147
Intangible assets, net of accumulated amortization of $18,701 and $17,659, respectively	350,528	315,355
Assets held for sale	—	1,900
Operating lease right of use asset	111,550	100,046
Other assets	44,740	21,518
Total assets	$2,712,686	$2,483,354
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$83,159	$64,864
Salaries, wages, and benefits payable	82,994	88,666
Self-insurance reserves	35,094	35,103
Income tax payable	—	21,464
Government stimulus advance	—	93,257
Contract liabilities - deferred revenue	176,333	317,962
Current operating lease liabilities	35,964	32,676
Amounts due to governmental entities	785	1,516
Current liabilities - deferred employer payroll tax	26,774	25,928
Total current liabilities	441,103	681,436
Deferred income taxes	70,593	47,237
Income taxes payable	6,848	6,203
Revolving credit facility	355,000	20,000
Other long term liabilities	26,774	25,928
Long-term operating lease liabilities	78,445	70,275
Total liabilities	978,763	851,079
Noncontrolling interest — redeemable	17,730	18,921
Commitments and contingencies
Stockholders' equity:
LHC Group, Inc. stockholders' equity:
Preferred stock – $0.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $0.01 par value; 60,000,000 shares authorized; 36,540,219 and 36,355,497 shares issued, and 31,263,385 and 31,139,840 shares outstanding, respectively	365	364
Treasury stock — 5,276,834 and 5,215,657 shares at cost, respectively	(80,605)	(69,011)
Additional paid-in capital	974,680	962,120
Retained earnings	735,333	635,297
Total LHC Group, Inc. stockholders' equity	1,629,773	1,528,770
Noncontrolling interest — non-redeemable	86,420	84,584
Total stockholders' equity	1,716,193	1,613,354
Total liabilities and stockholders' equity	$2,712,686	$2,483,354

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30, 2021		Nine Months Ended September 30,
	2021	2020	2021	2020
Net service revenue	$565,451	$530,684	$1,636,193	$1,530,875
Cost of service revenue (excluding depreciation and amortization)	343,862	305,246	972,006	933,160
Gross margin	221,589	225,438	664,187	597,715
General and administrative expenses	176,444	161,463	506,754	469,903
Impairment of intangibles and other	—	22	937	622
Government stimulus (income) expense	—	44,435	—	—
Operating income	45,145	19,518	156,496	127,190
Interest expense	(1,135)	(431)	(1,541)	(4,040)
Income before income taxes and noncontrolling interest	44,010	19,087	154,955	123,150
Income tax expense	10,150	4,595	32,909	23,181
Net income	33,860	14,492	122,046	99,969
Less net income (loss) attributable to noncontrolling interests	6,126	(8)	22,010	18,753
Net income attributable to LHC Group, Inc.'s common stockholders	$27,734	$14,500	$100,036	$81,216

Earnings per share:
Basic	$0.89	$0.47	$3.21	$2.61
Diluted	$0.88	$0.46	$3.18	$2.59
Weighted average shares outstanding:
Basic	31,238	31,121	31,205	31,080
Diluted	31,434	31,411	31,422	31,334

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands) (Unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating activities:
Net income	$122,046	$99,969
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	14,899	15,601
Amortization of operating lease right of use asset	27,526	25,799
Stock-based compensation expense	11,717	11,133
Deferred income taxes	23,356	15,038
(Gain) loss on disposal of assets	(1,190)	291
Impairment of intangibles and other	937	622
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(27,038)	(36,194)
Prepaid expenses	397	(1,487)
Other assets	(6,368)	(3,183)
Prepaid income taxes	(11,575)	(10,035)
Prepaid taxes	(12,509)	—
Accounts payable and accrued expenses	6,626	(17,085)
Salaries, wages, and benefits payable	(9,687)	25,913
Contract liabilities - deferred revenue	(141,629)	317,938
Other long term liabilities	—	33,632
Operating lease liabilities	(27,472)	(25,485)
Income taxes payable	(20,819)	2,721
Net amounts due to/from governmental entities	(833)	555
Net cash (used in) provided by operating activities	(51,616)	455,743
Investing activities:
Purchases of property, building and equipment	(23,548)	(51,241)
Proceeds from sale of property, building and equipment	3,350	7,142
Cash received (paid) for acquisitions, net of cash acquired	(383,475)	2,326
Proceeds from sale of an entity	1,531	—
Minority interest investments	(10,100)	—
Net cash used in investing activities	(412,242)	(41,773)
Financing activities:
Proceeds from line of credit	544,056	276,229
Payments on line of credit	(209,056)	(509,229)
Government stimulus advance	(93,257)	93,257
Proceeds from employee stock purchase plan	1,877	1,679
Payments on deferred financing fees	(2,855)	—
Noncontrolling interest distributions	(22,187)	(22,505)
Withholding taxes paid on stock-based compensation	(11,594)	(9,854)
Purchase of additional controlling interest	(2,113)	(23,575)
Sale of noncontrolling interest	1,934	2,120
Net cash provided by (used in) financing activities	206,805	(191,878)
Change in cash	(257,053)	222,092
Cash at beginning of period	286,569	31,672
Cash at end of period	$29,516	$253,764
Supplemental disclosures of cash flow information:
Interest paid	$1,532	$4,556
Income taxes paid	$42,036	$15,583
Non-Cash Operating Activity:
Operating right of use assets in exchange for lease obligations	$41,776	$25,633
Reduction to right of use assets and liabilities	$2,746	—
Non-Cash Investing Activity:
Accrued capital expenditures	$1,807	$5,851

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30, 2021
	Home health services	Hospice services	Home and community- based services	Facility- based services	HCI	Total
Net service revenue	$386,699	$82,653	$45,800	$32,415	$17,884	$565,451
Cost of service revenue (excluding depreciation and amortization)	230,839	51,631	34,386	23,725	3,281	343,862
General and administrative expenses	126,695	22,548	11,764	11,050	4,387	176,444
Operating income (loss)	29,165	8,474	(350)	(2,360)	10,216	45,145
Interest expense	(811)	(139)	(109)	(54)	(22)	(1,135)
Income (loss) before income taxes and noncontrolling interest	28,354	8,335	(459)	(2,414)	10,194	44,010
Income tax expense (benefit)	6,407	1,874	(99)	(554)	2,522	10,150
Net income (loss)	21,947	6,461	(360)	(1,860)	7,672	33,860
Less net income (loss) attributable to non controlling interests	5,157	1,085	77	(187)	(6)	6,126
Net income (loss) attributable to LHC Group, Inc.'s common stockholder	$16,790	$5,376	$(437)	$(1,673)	$7,678	$27,734
Total assets	$1,632,670	$681,954	$239,452	$83,276	$75,334	$2,712,686

	Three Months Ended September 30, 2020
	Home health services	Hospice services	Home and community- based services	Facility- based services	HCI	Total
Net service revenue	$373,450	$59,801	$48,387	$33,344	$15,702	$530,684
Cost of service revenue (excluding depreciation and amortization)	205,523	37,180	36,664	22,213	3,666	305,246
General and administrative expenses	118,792	16,668	10,937	11,439	3,627	161,463
Impairment of intangibles and other	22	—	—	—	—	22
Government stimulus (income) expense	35,019	4,731	2,865	1,656	164	44,435
Operating income (loss)	14,094	1,222	(2,079)	(1,964)	8,245	19,518
Interest expense	(310)	(51)	(37)	(22)	(11)	(431)
Income (loss) before income taxes and noncontrolling interest	13,784	1,171	(2,116)	(1,986)	8,234	19,087
Income tax expense (benefit)	3,403	247	(440)	(435)	1,820	4,595
Net income (loss)	10,381	924	(1,676)	(1,551)	6,414	14,492
Less net income (loss) attributable to noncontrolling interests	(157)	321	(153)	(12)	(7)	(8)
Net income (loss) attributable to LHC Group, Inc.'s common stockholders	$10,538	$603	$(1,523)	$(1,539)	$6,421	$14,500
Total assets	$1,721,278	$277,358	$263,414	$108,118	$86,168	$2,456,336

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30, 2021
	Home health services	Hospice services	Home and community- based services	Facility- based services	HCI	Total
Net service revenue	$1,157,061	$209,191	$143,332	$96,814	$29,795	$1,636,193
Cost of service revenue (excluding depreciation and amortization)	663,137	129,848	103,941	65,360	9,720	972,006
General and administrative expenses	369,337	58,789	35,216	33,213	10,199	506,754
Impairment of intangibles and other	937	—	—	—	—	937
Operating income (loss)	123,650	20,554	4,175	(1,759)	9,876	156,496
Interest expense	(1,099)	(195)	(143)	(73)	(31)	(1,541)
Income (loss) before income taxes and noncontrolling interest	122,551	20,359	4,032	(1,832)	9,845	154,955
Income tax expense (benefit)	26,003	4,221	889	(649)	2,445	32,909
Net income (loss)	96,548	16,138	3,143	(1,183)	7,400	122,046
Less net income (loss) attributable to non controlling interests	17,506	3,308	441	792	(37)	22,010
Net income (loss) attributable to LHC Group, Inc.'s common stockholder	$79,042	$12,830	$2,702	$(1,975)	$7,437	$100,036

	Nine Months Ended September 30, 2020
	Home health services	Hospice services	Home and community- based services	Facility- based services	HCI	Total
Net service revenue	$1,081,143	$181,387	$144,526	$96,664	$27,155	$1,530,875
Cost of service revenue (excluding depreciation and amortization)	631,109	112,485	113,864	64,340	11,362	933,160
General and administrative expenses	345,024	49,560	33,520	31,984	9,815	469,903
Impairment of intangibles and other	22	600	—	—	—	622
Government stimulus (income) expense	—	—	—	—	—	—
Operating income (loss)	104,988	18,742	(2,858)	340	5,978	127,190
Interest expense	(2,804)	(451)	(382)	(288)	(115)	(4,040)
Income (loss) before income taxes and noncontrolling interest	102,184	18,291	(3,240)	52	5,863	123,150
Income tax expense (benefit)	19,499	3,294	(658)	(261)	1,307	23,181
Net income (loss)	82,685	14,997	(2,582)	313	4,556	99,969
Less net income (loss) attributable to noncontrolling interests	14,371	3,452	(275)	1,228	(23)	18,753
Net income (loss) attributable to LHC Group, Inc.'s common stockholders	$68,314	$11,545	$(2,307)	$(915)	$4,579	$81,216

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Data:	2021	2020	2021	2020

Home Health Services:
Locations	532	549	532	549
Acquired	2	2	3	8
De novo	—	—	—	—
Divested/consolidated	(1)	(6)	(2)	(14)
Total new admissions	108,492	104,304	325,496	305,968
Medicare new admissions	52,527	55,907	161,930	166,332
Average daily census	84,258	82,254	84,583	78,920
Average Medicare daily census	43,675	47,120	44,682	46,008
Medicare completed and billed episodes	84,550	88,970	254,823	260,415
Average Medicare case mix for completed and billed Medicare episodes	1.02	1.01	1.02	1.02
Average reimbursement per completed and billed Medicare episodes	$2,850	$2,824	$2,870	$2,798
Total visits	2,113,205	2,081,418	6,322,502	6,181,133
Total Medicare visits	1,063,086	1,149,577	3,216,843	3,474,314
Average visits per completed and billed Medicare episodes	12.6	12.9	12.6	13.3
Organic growth: (1)
Net revenue	4.5%	(4.1)%	8.0%	(6.5)%
Net Medicare revenue	(2.6)%	(8.9)%	1.2%	(11.3)%
Total new admissions	3.6%	4.7%	6.1%	2.4%
Medicare new admissions	(5.7)%	(4.4)%	(2.5)%	(7.0)%
Average daily census	2.5%	4.9%	7.7%	(0.4)%
Average Medicare daily census	(7.4)%	(5.7)%	(2.6)%	(9.2)%
Medicare completed and billed episodes	(4.0)%	(3.5)%	(0.5)%	(8.1)%

Hospice Services:
Locations	155	111	155	111
Acquired	24	—	26	4
De novo	—	—	1	—
Divested/consolidated	—	(1)	(2)	(2)
Admissions	6,466	5,077	16,884	15,006
Average daily census	5,697	4,393	4,859	4,338
Patient days	524,099	404,214	1,326,412	1,192,866
Average revenue per patient day	$161.51	$155.76	$160.71	$154.59
Organic growth: (1)
Total new admissions	0.1%	12.8%	2.9%	4.8%

Home and Community-Based Services:
Locations (2)	130	122	130	122
Acquired	—	—	1	4
De novo	—	13	7	19
Divested/consolidated	(3)	(2)	(3)	(2)
Average daily census	12,978	14,455	13,436	14,391
Billable hours	1,817,711	1,942,706	5,597,129	5,865,309
Revenue per billable hour	$25.50	$26.31	$25.81	$25.87

Facility-Based Services:
Long-term Acute Care
Locations	12	12	12	12
Acquired	—	—	—	—
Divested/consolidated	—	(1)	—	(1)
Patient days	22,722	24,275	64,081	68,094
Average revenue per patient day	$1,386	$1,346	$1,471	$1,362
Average Daily Census	247	264	235	249

(1)	Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.
(2)	The number of locations for HCBS has been updated to not only include the physical standalone locations but also the locations that are part of a home health provider.

RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC.
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income attributable to LHC Group, Inc.'s common stockholders	$27,734	$14,500	$100,036	$81,216
Add (net of tax):
Acquisition, de novo and legal expenses (1)	6,875	1,829	10,352	3,345
Closures/relocations/consolidations (2)	369	—	1,548	866
COVID-19 impact:
PPE, supplies and other expenses (3)	10,290	7,689	27,141	29,967
CARES Act tax benefit (4)	—	—	—	(2,210)
Provider Relief Fund (PRF) (5)	—	32,882	—	—
NCI associated with PRF (6)	—	(5,643)	—	—
ERP implementation (7)	498	—	1,226	—
Hurricane Ida (8)	844	—	844	—
Gain on sale of asset (9)	(951)	—	(951)	—
Adjusted net income attributable to LHC Group, Inc.'s common stockholders	$45,659	$51,257	$140,196	$113,184

RECONCILIATION OF ADJUSTED NET INCOME
ATTRIBUTABLE TO LHC GROUP, INC. PER DILUTED SHARE
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income attributable to LHC Group, Inc.'s common stockholders	$0.88	$0.46	$3.18	$2.59
Add (net of tax):
Acquisition, de novo and legal expenses (1)	0.22	0.05	0.33	0.11
Closures/relocations/consolidations (2)	0.01	—	0.05	0.03
COVID-19 impact:
PPE, supplies and other expenses (3)	0.33	0.25	0.87	0.95
CARES Act tax benefit (4)	—	—	—	(0.07)
Provider Relief Fund (PRF) (5)	—	1.05	—	—
NCI associated with PRF (6)	—	(0.18)	—	—
ERP implementation (7)	0.01	—	0.03	—
Hurricane Ida (8)	0.03	—	0.03	—
Gain on sale of asset (9)	(0.03)	—	(0.03)	—
Adjusted net income attributable to LHC Group, Inc.'s common stockholders	$1.45	$1.63	$4.46	$3.61

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income attributable to LHC Group, Inc.'s common stockholders	$27,734	$14,500	$100,036	$81,216
Add:
Income tax expense	10,150	4,595	32,909	23,181
Interest expense, net	1,135	431	1,541	4,040
Depreciation and amortization	5,358	5,217	14,899	15,601
Adjustment items	24,415	49,775	54,524	46,339
Adjusted EBITDA	$68,792	$74,518	$203,909	$170,377
Adjustment items (pre-tax):
Acquisition, de novo and legal expenses (1)	9,364	2,492	14,072	4,556
Closures/relocation/consolidations (2)	502	—	2,098	1,174
COVID-19 PPE, supplies and other expenses (3)	14,016	10,474	36,835	40,609
Provider Relief Fund (PRF) (5)	—	44,435	—	—
NCI associated with PRF (6)	—	(7,626)	—	—
ERP implementation (7)	679	—	1,665	—
Hurricane Ida (8)	1,150	—	1,150	—
Gain on sale of asset (9)	(1,296)	—	(1,296)	—
Total adjustments	$24,415	$49,775	$54,524	$46,339

1.

Expenses and other costs associated with recently announced or completed acquisitions, de novos and legal expenses ($9.4 million and $14.1 million pre-tax in the three and nine months ended September 30, 2021, respectively; $2.5 million and $4.6 million pre-tax in the three and nine months ended September 30, 2020, respectively).

2.

Loss on the sale of an asset and other expenses associated with a closure or consolidation, including impairment ($0.5 million and $2.1 million pre-tax in the three and nine months ended September 30, 2021, respectively; $1.1 million in the nine months ended September 30, 2020).

3.

COVID-19 related expenses for purchases of personal protective equipment (PPE), supplies, wage adjustments and employee healthcare costs ($14.0 million and $36.8 million pre-tax in the three and nine months ended September 30, 2021, respectively; $10.5 million and $40.6 million pre-tax in the three and nine months ended September 30, 2020, respectively).

4.

Tax benefit related to new legislation in the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") which lifts certain tax deduction limitations and eliminates 80% of taxable income limitations for Net Operating Losses ("NOL"), which we are now able to fully utilize NOLs associated with Almost Family prior to the merger.

5.	The reversal of government stimulus income related to general distribution funds received from the Provider Relief Fund ("PRF") under the CARES Act ($44.4 million pre-tax).
6.

Non-controlling interest distributed to our Joint Venture partners in association with the Government stimulus income recognized during the second quarter of 2020 ($7.6 million pre-tax) was reversed in the three months ended September 30, 2020 as noted above.

7.

Expenses and other costs associated with the implementation of an Enterprise Resource Planning software ($0.7 million and $1.7 million pre-tax in the three and nine months ended September 30, 2021, respectively).

8.	Direct recovery costs associated with Hurricane Ida ($1.2 million pre-tax).
9.

As of December 31, 2020, the Company's assets held for sale was $1.9 million, which consisted of one hospice facility in Knoxville, Tennessee.  The Company sold the property during the third quarter of 2021 for $3.2 million.

Contact:	Eric Elliott
Senior Vice President of Finance
(337) 233-1307
eric.elliott@lhcgroup.com